Exhibit 32.1
ADDITIONAL CERTIFICATIONS
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bradley L. Mallory	Date: August 5, 2010
Bradley L. Mallory
President, Chief Executive Officer and Director

     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Zugay	Date: August 5, 2010
Michael J. Zugay
Executive Vice President and Chief Financial Officer

     These additional certifications are being furnished solely pursuant to 18 U.S.C. Section 1350, and are not being filed as part of the Report or as a separate disclosure document.